UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

_________

FORM 8-K
CURRENT REPORT

 PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

 Date of Report (Date of earliest event reported): February 28, 2017

J. C. PENNEY COMPANY, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-15274	26-0037077
(State or other jurisdiction of incorporation )	(Commission File No.)	(IRS Employer Identification No.)

6501 Legacy Drive Plano, Texas	75024-3698
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code:  (972) 431-1000

 Not Applicable
 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Effective May 19, 2017, Colleen C. Barrett will retire from the Board of Directors (the “Board”) of J. C. Penney Company, Inc. (the “Company”) after 13 years of service as a director. Accordingly, Ms. Barrett will not stand for re-election at the Company’s 2017 Annual Meeting of Stockholders. Ms. Barrett’s decision was not the result of any disagreement with the Company or the Board.

(d) Effective March 1, 2017, the Board has elected Debora A. Plunkett as a member of the Board. There are no arrangements or understandings between Ms. Plunkett and any other person pursuant to which she was elected as a director. The committees of the Board on which Ms. Plunkett will serve have not yet been determined.

In connection with her election to the Board, and pursuant to the terms of the Company’s 2016 Long-Term Incentive Plan, Ms. Plunkett will be granted an award of restricted stock units that represents a pro-rata amount of the current annual equity award to non-associate directors based on the effective date of her election.

A copy of the press release announcing Ms. Barrett’s retirement and Ms. Plunkett’s election to the Board is filed with this report as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibit 99.1	J. C. Penney Company, Inc. News Release dated March 2, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

J. C. PENNEY COMPANY, INC.

By:	/s/ Janet Link Janet Link Executive Vice President, General Counsel

Date:  March 2, 2017

EXHIBIT INDEX

Exhibit Index	Description
99.1	J. C. Penney Company, Inc. News Release dated March 2, 2017